RESTAURANT LEASE

THIS RESTAURANT LEASE (the "**Lease**"), dated for reference purposes as of April 16, 2014, is entered into by and between **Sunset Triangle Investors, LLC**, a California limited liability company ("**Landlord**"), and **3705 Group, LLC** ("**Tenant**").

Landlord and Tenant hereby agree as follows:

SECTION 1. FUNDAMENTAL PROVISIONS

(A) Premises: The leased premises (the "**Premises**") consist of restaurant space located at 3705-3709 W. Sunset Blvd., in the City of Los Angeles, California. Subject to the foregoing and the other terms and conditions of this Lease, the floor area of the Premises comprised of approximately 6,549 square feet (exclusive of the outdoor patio (the "Outdoor Patio") rentable square feet (the "**Floor Area of the Premises**"). Tenant shall have the exclusive right to use the Outdoor Patio as part of the Premises and shall be responsible for all maintenance and repairs for such space during the Lease Term (including any extensions). The Premises are depicted on the floor plan attached as **Exhibit A** (the "**Floor Plan**").

(B) Lease Term: The Lease shall be for a term of One Hundred Twenty Eight (128) months following the Lease Commencement Date (the "**Lease Term**"), and shall expire at midnight on the last day of the Lease Term, unless sooner terminated as herein provided (the "**Lease Termination Date**").

(C) Lease Execution Date: On or before April 18, 2014.

(D) Lease Commencement Date: Upon activation of CUP/CUB which for purposes hereof shall be deemed fifteen (15) days following the issuance of a Letter of Determination approving the CUP/CUB (the "Letter of Determination") provided there has been no appeal of such CUP/CUB within such fifteen (15) day period.

(E) Rent Commencement Date: Eight months following Lease Commencement Date, provided, Landlord at its option, shall have the right upon written notice to the Tenant to make the Rent Commencement Date December 1, 2014 and in such event Landlord shall be obligated to pay Tenant as a Tenant Expense Reimbursement a sum equal to the rent payable by Tenant hereunder for the period from December 1, 2014 to through the period ending eight months following the Lease Commencement Date.

(F) CUP/CUB Contingency.(1) Landlord Contingency: If by September 6, 2014, the CUP/CUB has not been activated, Landlord shall have the option to cancel the Lease upon written notice to the Tenant, and return the Security Deposit to Tenant; provided, however if a favorable Letter of Determination has been issued, but an appeal of same has been timely filed, then Landlord shall have the right to terminate this Lease and return the security deposit to Tenant if such appeal has not been resolved to Landlord's satisfaction within thirty (30) days of the issuance of the favorable Letter of Determination. (2) Tenant Contingency: If by January 16, 2015 the CUP/CUB has not been activated

and the Lease not terminated by Landlord pursuant to (1) above, Tenant shall have the option to cancel the Lease upon written notice to the Landlord, and Landlord shall then return the Security Deposit to Tenant

(G) Minimum Monthly Rent. The Minimum Monthly Rent starting on the Rent Commencement Date shall be $31,470.50 (Thirty One Thousand Four Hundred and Seventy Dollars and Fifty Cents). The sum of $31,470.50 (Thirty One Thousand Four Hundred and Seventy Dollars and Fifty Cents) as the first months Minimum Monthly Rent and the Security Deposit as provided for in Section 1 (C) shall be payable to Landlord upon execution of the Lease.

(H) Annual Monthly Rent Increases: The Minimum Monthly Rent shall increase by three percent (3%) each year during the Lease Term and any extension term, with the first such increase commencing on the anniversary date of the Lease Commencement Date.

(I) CUP/CUB Process:

CUP/CUB:

It is understood that Landlord and Tenant shall work together in securing a CUP/CUB authorizing the Permitted Usage at the Premises, including the Outdoor Patio at Landlord's sole cost and expense. The CUP application is in process and the hours of operation being requested are until 2:00 A.M. seven (7) nights a week. Upon activation of the CUP/CUB with "Minimum Hours" and "Parking Requirement". The Rent Abatement period shall not begin until the Lease Commencement Date.

Minimum Hours:

It is understood that Tenant will accept "Minimum Hours" of operation including full service of alcoholic beverages as follows:

- Friday and Saturday until 1:00 A.M.
- Sunday through Thursday until 12:00 A.M.
- 12:00 A.M. for outdoor patio seven (7) nights a week.

Parking:

In order to obtain the CUP, Landlord will use its best efforts to secure parking spaces (on-site or off-site) to meet the CUP requirement– "Parking Requirement". Upon satisfaction of the Parking Requirement and securing of the CUP, all costs associated with off-site parking shall be solely the Tenant's responsibility. Landlord shall have no further responsibility for parking once the CUP/CUB has been issued. Parking located in the rear of the Building shall be available to Tenant at no cost to Tenant for the non-exclusive use of Tenant's patrons, staff, guests and invitees. Tenant expressly acknowledges that up to six (6) spots in said lot will be exclusive to others and not available for tenant's use hereunder.

Tenant Meeting Requirements:

Landlord and Tenant shall assist one another in the process of securing the new CUP/CUB and Liquor License by attending hearings and public council meetings as necessary. The following outlines the meetings that will take place applicable to the CUP/CUB, which will require both Landlord and Tenant (including applicable principal(s) of Cardiff Giant's) attendance:

- Community/Neighborhood Meeting
  Cardiff Giant to present renderings (if available) for the space, explain their overall concept, provide a copy of their proposed menu, and be prepared to talk about their other successful operations as well as answer any questions that are posed. The purpose of this meeting is to influence neighborhood and create goodwill in support of the CUP/CUB process.

- Land Use Committee Agenda
- Neighborhood Council Board Meeting
- 2014 -Zoning Administrator Meeting

Cardiff Giant principal(s) may or may not be required to attend this meeting. Landlord will provide advanced notice if attendance is required.

- Additional meetings may require the attendance of Cardiff Giant. Landlord agrees to give them prior notice in this event.

(J) Tenant Delivery Requirements:

Items to be delivered by Tenant to Landlord by or before ten (10) business days following Lease Execution:

- Floor plan including seating/fixture/furniture (i.e. Tables and chairs) layout
- Floor plan depicting location of kitchen, bathrooms, and mezzanine spaces.
- Any other specific operating characteristics (anything outside of the scope of a normal full service restaurant – for example – karaoke on Tuesday night, etc.) .

(K) Extension Option.

Pursuant to **Exhibit B** attached to this Lease, Landlord grants to Tenant two (2) options to extend the Lease Term. If Tenant timely and properly exercises such extension option(s) in accordance with **Exhibit B**, then all references in this Lease to the Lease Term shall mean the Lease Term as extended pursuant to **Exhibit B**, and all references to the Lease Termination Date shall mean the Lease Term as extended pursuant to **Exhibit B**. Minimum Monthly Rent during any such extension of the Lease Term shall be determined as set forth in **Exhibit B**.

(L) Security Deposit:

Concurrently with the execution of this Lease, Tenant shall deliver to Landlord the Security Deposit

as set forth on Exhibit F attached hereto (the "SD"). Upon any default or breach of this Lease by Tenant, after the applicable notice and Tenant's failure to cure, Landlord shall be entitled to draw upon the SD. Any such draw shall be without waiver or any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for the default. If any portion of the SD is drawn upon after a default by Tenant, Tenant shall within ten (10) business days after written demand by Landlord or Tenant deposit with Landlord in cash an amount that when combined with the undrawn amount remaining under the SD equals the total SD. Failure to comply with the immediately preceding sentence with such ten (10) business days shall be a default by Tenant under this Lease. Landlord shall not be required to keep the SD separate from its general funds and Tenant shall not be entitled to interest on such SD; Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises.

(M) Utilities Used on the Premises: As billed pursuant to Section 14 hereof.

(N) Common Area Maintenance Charges: As billed pursuant to Sections 23 through 28 hereof.

(O) Common Area Utility Charges: As billed pursuant to Sections 26 through 28 hereof.

(P) Permitted Uses: As set forth in Section 21.

(Q) Business Hours: As set forth in Section 20.

(R) Tenant's Trade Name: TBD

(S) Tenant's Notice Address: 1680 N. Vine Street, Suite 800, Los Angeles, CA 90028

(T) Landlord's Address: 17351 W. Sunset Blvd., #1A, Pacific Palisades, CA 90272

(U) Guarantor and Guarantor's Address: Beau Laughlin, 1680 N. Vine Street, Suite 800, Los Angeles, CA 90028

(V) Security Deposit: See Exhibit F

(W) Exhibits or Other Attachments Made a Part of This Lease:

Exhibit A-Floor Plan
Exhibit B-Option to Renew
Exhibit C-Special Conditions
Exhibit D-Guaranty
Exhibit E-Rules & Regulations
Exhibit F – Security Deposit

SECTION 2. LEASE OF PREMISES

Subject to and in accordance with the covenants and conditions herein contained, Tenant leases from Landlord and Landlord leases to Tenant the Premises, including exclusive use of the Outdoor Patio together with the non exclusive use of the Common Areas (as defined in **Sections 23 and 24**); but excepting and reserving to Landlord the use of the exterior thereof, the roof and all space above the ceiling, all space beneath the floor, and the right to install, maintain, use, and repair, relocate and replace pipes, ducts, conduits and wires leading through the Premises in locations which do not materially interfere with Tenant's use thereof.

SECTION 3. DELIVERY OF POSSESSION

In the event of Landlord's inability to deliver possession of the Premises on the Commencement Date for any reason whatsoever, Landlord shall not be liable for any damage caused thereby nor shall this Lease be void or voidable. Except as otherwise provided in this Lease, Tenant's sole remedy for such delay will be an abatement of all Rent until such time as the Premises are made available to Tenant. If Landlord permits Tenant to enter into possession of the Premises prior to the Commencement Date, all of the terms and conditions of this Lease shall apply during such prior period, except for payment of all Rent.

SECTION 4. QUIET POSSESSION

Landlord covenants that subject to the terms and provisions of this Lease, if and so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on its part to be kept or performed, then Tenant shall have and quietly enjoy the Premises without hindrance or ejection by Landlord for the Lease Term, subject to the terms of any ground and underlying leases and mortgages which now or hereafter affect this Lease as provided in herein.

SECTION 5. SURRENDER OF POSSESSION

Upon the expiration or other termination of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord; broom clean, in good condition and repair, except for ordinary wear and tear, and Tenant shall remove all of its trade fixtures and equipment from the Premises. Any damage caused by such removal shall be repaired by Tenant at its expense. Any trade fixtures, personal property or equipment not removed by Tenant on or prior to the expiration or earlier termination of the Lease Term shall be deemed to have become fixtures (as to trade fixtures), or abandoned (as to personal property and equipment). Landlord may store personal property or equipment left on the Premises in Tenant's name, at Tenant's cost, and without notice to Tenant, and thereafter Landlord may dispose of such property as provided by law. Tenant hereby waives all claims for damages that may be caused by Landlord terminating Tenant's occupancy in accordance with this Lease or removing and storing Tenant's personal property, and will hold Landlord harmless from loss, costs, or damages occasioned thereby. Removal of trade fixtures shall be at the sole cost and expense of Tenant. If Landlord sells or retains such trade fixtures, Landlord may receive and retain the proceeds of such sale to offset against the costs incurred by Landlord in storing and selling such property and any other amounts due under this Lease. Tenant shall also deliver all keys belonging to the Premises to

Landlord or Landlord's agent on the date the Lease expires or otherwise terminates; provided, however, the delivery of keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

SECTION 6. ACCESS BY LANDLORD

Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times following reasonable prior notice to Tenant for the purposes of inspecting, cleaning, repairing, altering, adding to, or improving the Premises or the Building, but this right shall not be construed as an agreement on the part of Landlord to perform such acts. Landlord shall have the right to show the Premises to prospective tenants for six (6) months prior to the expiration of the Lease Term and to place and maintain "For Rent" signs in a conspicuous place on the Premises for ninety (90) days prior to the expiration of the Lease Term.

SECTION 7. OPERATING COVENANT – ABANDONMENT

Tenant covenants and agrees that during the Lease Term it will continuously and uninterruptedly operate and conduct within the Premises the business that it is required to operate and conduct under the provisions hereof except while the Premises are unrentable by reason of fire or other unavoidable casualty, and that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures and have sufficient personnel to service and supply the usual and ordinary demand and requirements of its customers. Tenant agrees that it will keep the Premises in a neat, clean and orderly condition and that all trash and rubbish generated by it shall be deposited within prescribed receptacles in designated service areas, and Tenant shall leave the service areas in a clean and orderly condition. Tenant further acknowledges and agrees that Landlord has the sole right to determine the appropriate mix of tenants at the Building and to change such mix in Landlord's discretion from time to time. In light of the foregoing considerations, Tenant agrees that, in the event that, excepting holidays and days when Tenant is not otherwise normally open for business, or when Tenant is closed to perform remodeling Tenant fails to open for business for ten (10) consecutive business days, after written notice to Tenant and Tenant's failure to cure within five (5) days thereafter, Landlord shall be entitled to deem the Premises abandoned. Without waiving any other rights hereunder, if Landlord deems the Premises abandoned it shall post conspicuously on the door of the Premises a notice that the Premises are deemed abandoned and mail a copy of such notice pursuant herein. If Tenant fails to meet and confer with Landlord at the Landlord's offices, personally or through a representative authorized to accept service of process, and such failure continues for ten (10) days following the mailing of the notice of abandonment (running concurrently with, not in addition to, any statutory notice period required for termination of the tenancy), Landlord shall be entitled to re-enter and retake the Premises by any reasonable means, including, without limitation, removing and/or replacing the locks. Landlord shall also be entitled to re-let the Premises, and sell any or all goods found thereon. Tenant waives any and all claims for damages based upon Landlord's re-entry or re-letting of the Premises, or sale of goods in compliance with this Section. Landlord's rights under this Section 7 are in addition to all other rights and remedies available to Landlord for breach of any provision of this Lease.

SECTION 8. HOLDOVER TENANCY

If with Landlord's consent Tenant shall retain possession of the Premises or any part thereof following the expiration or sooner termination of this Lease for any reason, Tenant shall become a tenant from month to month at a minimum monthly rental of one hundred fifty percent (150%) of the amount of the Minimum Monthly Rent for the last month of the Lease Term. Such tenancy shall be subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy and shall continue until terminated by Landlord or Tenant, such termination to be exercised by the terminating party giving at least thirty (30) days' prior written notice to the other party. Nothing in this section shall be deemed to be a grant to Tenant of any right to holdover, and if Landlord does not consent to such holding over, Tenant shall be deemed a trespasser and Landlord may exercise all rights and remedies under this Lease or applicable law to regain possession of the Premises.

SECTION 9. MINIMUM MONTHLY RENT AND ADDITIONAL RENT

Tenant agrees to pay rent to Landlord, without notice or demand and without offset or deduction, at Landlord's address set forth in Section 1, or such place as Landlord may by notice to Tenant from time to time direct, as follows:

(A) The Minimum Monthly Rent set forth in Section 1(G), in advance on the first day of each month of the Lease Term and any extensions thereof, except that the first month's installment of Minimum Monthly Rent shall be paid by Tenant upon the execution of this Lease.

(B) All charges other than Minimum Monthly Rent payable by Tenant hereunder shall be deemed "**Additional Rent**," and Landlord shall have the same remedies for a default in payment of Additional Rent as for a default in the payment of Minimum Monthly Rent. The failure of any bank to honor a check of Tenant in payment of Minimum Monthly Rent or Additional Rent shall be a default hereunder. The Minimum Monthly Rent and Additional Rent (including, without limitation, any and all other charges due under this Lease) are sometimes herein collectively referred to as "**Rent.**"

SECTION 10. LIQUOR LICENSE

Tenant at its sole cost and expense is obligated to purchase on the open market the Liquor License for its restaurant to operate at the Premises in accordance with the requirements of the California Department of Alcoholic Beverage Control ("ABC"). Tenant has advised Landlord that Tenant is an experienced restaurant operator and that it is familiar with the procedures for acquiring the License.

SECTION 11. SECURITY INTEREST

As additional security for Tenant's obligations under this Lease, Tenant hereby grants to Landlord a lien and security interest in and to all present and future right, title and interest of Tenant in and to the following (the "**Collateral**"): (a) all inventory, equipment, fixtures and other goods (as those terms are defined in Division 9 of the California Uniform Commercial Code (the "**UCC**"), and whether existing now or in the future) now or in the future located at, upon or about, or affixed or attached to

or installed in, the Premises, or used or to be used in connection with or otherwise relating to the Premises or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing or occupancy of the Premises; (b) all present and future right, title and interest of Tenant in and to all accounts, general intangibles, chattel paper, deposit accounts, money, instruments and documents (as those terms are defined in the UCC) and all other agreements, obligations, rights and written materials (in each case whether existing now or in the future) now or in the future relating to or otherwise arising in connection with or derived from the Premises. Tenant hereby grants Landlord the right to file a financing statement in the appropriate filing office to perfect Landlord's security interest in and to the personal property described above. Landlord shall have, in addition to all rights and remedies provided herein, all the rights and remedies of a "secured party" under the UCC and other applicable law.

SECTION 12. LATE CHARGES

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any master lease, mortgage, or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the end of business hours on the fourth (4) day after the day such amount was due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or $250.00, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment of Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including, without limitation, Landlord's option to declare that the Lease is terminated.

Where Tenant is in arrears in payment of Rent or any other charges due hereunder, Landlord shall have the right, in its sole and absolute discretion, to apply any monies received from Tenant to the overdue charges or to any amounts due hereunder, regardless of any designation of such payments made by Tenant.

SECTION 13. TAXES

On the first day of each month, Tenant shall pay to Landlord, in advance, one twelfth (1/12) of the estimated Taxes Applicable to the Premises. "**Taxes**" shall mean and include all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax attributable to a change of ownership of the Building or the Building or the making of improvements at the Building or the Property, any tax, excise or fee measured by or payable with respect to any rent and levied against Landlord, and any expenses incurred by Landlord in contesting any of the foregoing or assessed valuations. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax or a franchise, income, transit, profit or other tax or governmental

Landlord and Tenant agree to reconcile estimated payments with actual Taxes on an annual basis. Landlord shall rebate Tenant any amount paid by Tenant over actual pro rata share of taxes and Tenant shall pay Landlord any amount by which actual pro rata share of taxes exceed estimated payments.
Tenant's Initial ______ Landlord's Initial ______

imposition, however designated, shall be levied against Landlord, the Building, and/or all or any part of the Building, or sidewalk, in addition to or in substitution for, in whole or in part, any tax which would constitute Taxes or in lieu of additional Taxes, such tax or imposition shall be deemed for purposes hereof to be included within Taxes. "**Taxes Applicable to the Premises**" shall mean, in the case the Building or the parcel on which the Building is located is not separately assessed, the ratio that the Floor Area of the Premises bears to the Floor Area of the assessed parcel or Building

Tenant shall also pay to Landlord as Additional Rent Tenant's share (based on the same proportion as is used to calculate the "Taxes Applicable to the Premises") of the reasonable cost and expenses paid or incurred by Landlord for professional or other services (including but not limited to fees and expenses of consultants, attorneys, appraisers and experts) in connection with contesting Taxes or assessments or in connection with the efforts to secure lowered real estate tax assessments on the Building or Building or to resist increased assessments. Tenant shall be liable hereunder only for such costs and expenses incurred in connection with Taxes assessed or to be assessed for tax periods occurring within the Lease Term. To the extent such costs and expenses are attributable to taxes assessed for tax periods that are only partially included within the Lease Term, Tenant's share shall be prorated. Tenant shall pay Additional Rent hereunder upon demand therefore by Landlord accompanied by suitable evidence of the amount demanded. Tenant shall also promptly pay when due any taxes applicable to its leasehold interest and any personal property taxes levied against property of Tenant situated on the Premises directly to the appropriate taxing authority.

SECTION 14. UTILITY USAGE AT THE PREMISES

Tenant hereby covenants and agrees to pay promptly all charges for heat, light, water, sewer, garbage, pest control and for all other utilities used by Tenant on or in connection with the Premises during the Lease Term. Any portion of the utility charge allocated to Common Areas shall be included in the Common Area Utility Charge as hereinafter defined. Common Area Utility Charges shall be governed by <u>Sections 26</u> through <u>28</u> of this Lease.

SECTION 15. USE OF PREMISES AND BUILDING FACILITIES

Tenant shall use the Premises solely for the purposes set forth in this Lease and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that, except as otherwise set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Building for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Building, except as set forth in this Lease. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Building, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to this Lease, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental codes, regulations and laws applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required to the Premises by such codes, regulations, and laws, whether now existing or hereafter adopted; except that Landlord shall be responsible for all structural alterations or improvements to the foundation, roof and

other structural elements of the Building not related to or arising out of alterations or improvements to the Premises made by Tenant. Tenant will not perform any act or carry on any practices that may injure the Premises or the Building; that may be a nuisance or menace to other tenants in the Building or residents of the residential portions of the Building; or that shall in any way interfere with the quiet enjoyment of such other tenants or residents.

Tenant herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through him or her, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, national origin, ancestry, ethnicity, disability, age, marital status, sex or sexual orientation in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants, or vendees of the Premises.

Landlord may, but shall have no obligation to, implement security measures for the Building Premises and or Building, such as the use of security guards, traffic patrols, searches of persons entering the Premises or Building. Building Landlord, its agents, employees, directors, shareholders, partners, parents, subsidiaries, affiliates, attorneys, accountants, lenders and ground lessees, if any, shall have no liability for the failure to implement or exercise any such security, or (provided Landlord acts in good faith) the implementation or exercise of any such security measures or for any resulting disturbance of Tenant's, customer's, employee's, supplier's or agent's use or enjoyment of the Premises Building.

SECTION 16. LANDLORD'S WORK

Landlord will deliver the following to Tenant prior to Lease Term Commencement:

- Landlord shall deliver the Premises with all in-place current electrical/plumbing/HVAC systems in good working order, with all such building systems warranted by Landlord for a one (1) year period from the Lease Commencement Date.

- Landlord warrants that electrical, plumbing, gas and water supply to the Premises were previously functioning and adequate for a full-service restaurant operating within the premises.

- Landlord shall provide a trash area within the Building or the Property that is satisfactory to the applicable health and safety and other governmental authorities.

SECTION 17. INTENTIONALLY DELETED

SECTION 18. TENANT DELIVERY REQUIREMENTS

Items to be delivered by Tenant to Landlord by or before ten (10) days following Lease Execution:

- Floor plan including seating/fixture/furniture (i.e. Tables and chairs) layout
- Floor plan depicting location of kitchen, bathrooms, and mezzanine spaces.
- Any other specific operating characteristics (anything outside of the scope of a normal full service restaurant – for example – karaoke on Tuesday night, etc.).

SECTION 19. INTENTIONALLY DELETED

SECTION 20. BUILDING BUSINESS HOURS

Landlord has no minimum or maximum building business hours, however Tenant shall only operate during business hours approved in the CUP/CUB.

SECTION 21. PERMITTED USES / JUICERY

A. Permitted Uses: Tenant shall occupy the premises for the following Permitted Use and for no other purpose whatsoever:

The operation of a full service and at Tenant's discretion also quick service restaurant/bar with full alcoholic beverage service under the Liquor License. Landlord acknowledges and has agreed that Tenant intends to subdivide the Premises and operate multiple concepts within the Premises. As an express condition of the Lease, (1) Tenant shall not engage in any use that in Landlord's reasonable discretion is not authorized in any CUP/CUB, Liquor License or other governmental regulation application to the Premises.

B. Juicery. Tenant shall have the right to operate a "Juicery Business" at the Premises. For purposes hereof, a Juicery Business shall include juices, smoothies, power shots, coffee, tea, grab and go sandwiches/salads and miscellaneous retail. During the term of Tenant's Lease hereunder (including any extensions) and provided Tenant is not in breach of its Lease, Landlord shall not lease to or operate a "Juicery Concept" business in what is identified as the "1601 Griffith Park Blvd. space" or the land between the 1601 Griffith Park Blvd. space and what is currently identified as the "3701 W. Sunset Blvd. Space." Except for incidental juice sales at 3701 W Sunset Blvd, other tenants at the Property shall not sell any fresh or cold pressed juices, unless they sell juices and juice products affiliated with either Tenant and/or Clover Juice Company. For purposes of the above, a Juice Concept operation is an operation which sells or provides fresh or cold pressed juices. Tenant acknowledges that the foregoing shall in no way prohibit, limit or restrict the incidental sale of juice at the 3701 W. Sunset Blvd. space or in any way prohibit, limit or restrict the sale of coffee, tea or retail items at the1601 Griffith Park Blvd. Space, the 3701 W. Sunset Blvd. Space or at a possible kiosk or retail space located between the 1601 Griffith Park Blvd. Space and the 3701 W. Sunset Blvd. Space.

SECTION 22. SIGNS

Tenant will display no signs (each, a "**Sign**") and permit no such Sign upon any part of the Premises, except in accordance with the laws and requirements of the City and other governmental

authorities and with the prior written approval of Landlord of both the content and style of the Sign in Landlord's reasonable discretion, that same are visually complimentary to the Premises and the adjacent Tenant(s). In the event Landlord approves any Sign, Tenant will nonetheless remove same at the expiration or termination of the Lease and repair any damage or injury caused thereby, and if not so removed by Tenant, then Landlord may remove same and repair any damage at Tenant's expense. In the event there becomes due to any governmental entity a charge connected with any Sign of Tenant, Tenant shall pay such charge in a prompt manner directly to such governmental entity.

SECTION 23. COMMON AREAS DEFINED

"**Common Areas**" shall mean, if any, the landscaped areas, trash area, parking area, and any other public or semi-public facilities or improvements (including building systems, interior pedestrian thoroughfares).

SECTION 24. USE OF COMMON AREAS

Landlord hereby grants to Tenant and to its employees, agents, customers and invitees the non-exclusive right, in common with all other occupants of the Building, whether as tenants or as owners, and their employees, agents, customers and invitees, for and during the Lease Term, to use the Common Areas as they may exist from time to time, such use to be in accordance with rules and regulations established by Landlord from time to time by notice to Tenant. Landlord shall at all times have exclusive control and management of the Common Areas and no regulation thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. The rules and regulations established by Landlord may include limitations on the hours during which Tenant may use the Common Areas for access to the Premises. Landlord reserves the unrestricted right, without the same constituting an eviction and without incurring any liability to Tenant therefore, to make changes in the Common Areas including, but not limited to, closing off, reducing the size of, or eliminating all or a portion of the Common Areas or changing the arrangement, size, and or location of public entrances, passageways, doors and walks so long as any such changes do not materially prevent Tenant from conducting business and occupying the Premises for the Permitted Uses. Landlord shall have the right to make such changes in the plan of the Building as Landlord deems necessary and, in respect thereto, shall have the right to erect additional sales areas, buildings, or structures, planters, planter boxes, fountains, and other landscaping devices or features and shall have the right to place sales kiosks and erect promotional and other Signs within the Common Areas as Landlord may from time to time deem desirable.

SECTION 25. COMMON AREA MAINTENANCE CHARGE

Tenant shall pay Tenant's Prorata Share (calculated in accordance with **Section 27**) of the Common Area Maintenance Charge, it being understood that Tenant shall not be responsible for any Common Area Maintenance Charges or Common Area Utility Charges or any Minimum Rent or Additional Rent for the Outdoor Patio portion of the Premises. The "**Common Area Maintenance Charge**" shall mean the actual amount of all costs and expenses of every kind or nature paid or incurred by Landlord by reason of its ownership, operation or maintenance of the Building (except utility charges provided for in **Section 26**), including, without limitation, the costs and expenses of (a) operating, maintaining (including janitorial services), and (subject to Section 15.3) securing the

Common Areas (b) making repairs and replacements to the Common Areas including but not limited to improvements necessary to satisfy requirements of applicable codes and laws, (c) commercially reasonable liability and property insurance (including rental interruption insurance) and/or self-insurance and deductibles and/or self-insured retentions, (d) Taxes levied on the Common Areas, (e) a reasonable allowance for the depreciation of maintenance equipment used in Common Area maintenance, and (f) without duplicating any expenses included in Common Area Maintenance Charge under any other provision of this section, any common area maintenance or other charges assessed to the Building under any covenants, conditions, restrictions or similar documents that encumber the Building (collectively, the "**CC&Rs**"); and, (g) a management charge of five percent (5%) of the Landlord's gross operating income of the Building. Tenant's Prorata Share of the Common Area Maintenance Charge shall be determined pursuant to **Section 27** and shall be paid pursuant to **Section 28**.

Common Area Maintenance Costs associated with capital improvements installed or constructed by Landlord, whether such were constructed or installed before or after the Lease Commencement Date, shall be amortized over the estimated useful life of the capital improvement as determined by generally accepted accounting principles. The capital improvements referred to in the previous sentence shall include, without limitation: replacement of foundation, structural elements of the Building, roof structure and roof membranes; parking area resurfacing, and upgrading the Building common systems and facilities (including HVAC systems, and if owned by Landlord, telecommunication facilities). Exterior painting shall not be included as a capital improvement. Any maintenance, repair, upgrades or improvements to structural elements of the Building not caused by or arising as a result of alterations to the Premises made by Tenant shall be solely Landlord's responsibility.

Notwithstanding anything to the contrary found in Sections 25, 26 and 27 or elsewhere in this Lease, Tenant shall not be responsible for any increase of in Common Area Charges (as defined in Section 27) applicable to the Premises, in excess of ten (10%) over Common Area Charges for the last month of the prior year of the Lease Term.

SECTION 26. COMMON AREA UTILITY CHARGE

Tenant shall pay Tenant's prorata share (calculated in accordance with **Section 26**) of the Common Area Utility Charge. "**Common Area Utility Charge**" shall mean all costs and all expenses incurred or expended for all utility services related to the Common Areas including, without limitation, (a) heating, (b) lighting, (c) garbage, (d) pest control, and (e) water and sewer charges. Tenant's prorata share of the Common Area Utility Charge shall be determined pursuant to **Section 27** and shall be paid pursuant to **Section 28**.

SECTION 27. PRORATA SHARE OF COMMON AREA CHARGES

Landlord may calculate Tenant's prorata share ("**Prorata Share**" or "**prorata share**") of the Common Area Maintenance Charge and the Common Area Utility Charge (collectively, the "**Common Area Charges**") based on the following method:

(i) a fraction, the numerator of which is total rentable Floor Area of the Premises (6,549 square feet) and the denominator of which is the total rentable Floor Area of the Building (8,983 square feet);

SECTION 28. PAYMENT OF THE COMMON AREA CHARGES

Tenant's prorata share of the Common Area Charges shall be considered Additional Rent and shall be paid in monthly installments on the first day of each calendar month of the Lease Term (prorated for any fractional month) in advance in an amount estimated by Landlord. Within ninety (90) days after the end of each fiscal year, Landlord shall endeavor to make available to Tenant a statement of costs and expenses paid or incurred by Landlord during such period for the Common Area Maintenance Charge and the Common Area Utility Charge. In the event such statement reflects additional sums due from Tenant hereunder, Tenant shall remit such additional sums due to Landlord within fifteen (15) days of its receipt of such statement. Within one hundred twenty (120) days after the end of each fiscal year, Landlord shall rebate to Tenant any payment of Common Area Charges in excess of Tenant's actual Common Area Charges calculated pursuant to **Sections 25** through **27**.

SECTION 29. OTHER USES

(A) Tenant further covenants and agrees that it will at its expense:

(i) maintain personal property insurance in compliance with **Section 39** of this Lease having a limit of not less than the full replacement value of Tenant's personal property located on the Premises including, without limitation, fixtures and inventory;

(ii) keep the Premises clean and in a neat, sanitary condition, keep all plumbing in the Premises and sanitary systems and installations exclusively serving the Premises in a good state of repair and operating condition to the points they connect with the main plumbing and sanitary systems serving the Building as a whole;

(iii) promptly replace any and all glass (including mirrors) in the Premises and in the perimeter walls thereof, the frames for such glass, and any lettering and ornamentation on such glass, which may be broken or damaged;

(iv) cause all rubbish, garbage, waste and other debris generated on the Premises to be removed to such reasonable location and in such manner as may be specified by Landlord from time to time; and adhere to Premises and Building wide and Premises specific cleaning requirements according to standards specified by Landlord;

(ii) obtain and keep in effect at all times during the Lease Term all permits and licenses required by any governmental authorities (including City and County Health Departments) for the operation of its business from the Premises, including any permits and licenses required for the preparation or sale of food and other products;

(iii) Install an air filtration system (such as a "smog hog") for its wood-fired ovens and other cooking devices that may generate smoke, fumes or odors; such system shall

be sufficient to comply with all applicable requirements of the City of Los Angeles and otherwise shall be reasonably acceptable to Landlord; and

(v) adhere to those rules and regulations which Landlord shall establish from time to time including, without limitation, merchandising and customer service standards.

(B) Tenant covenants that it shall:

(i) have the right to use, play or operate or permit to be used, played or operated any sound making or sound reproducing device in the Premises so long as Tenant complies with all applicable sound ordinances and any conditions imposed in the CUP/CUB and Liquor License applicable to the Premises. Tenant covenants and agrees to comply with and adopt such means and precautions as Landlord may from time to time reasonably establish with respect thereto;

(ii) not create, or permit to be created, any noxious odor, smoke, or fumes that are disruptive to the residential occupants of the Building or the operations of any other tenants or occupants of the Building; and,

(iii) not install, place or permit any awning on the perimeter walls of the Premises unless approved in writing by Landlord, and each such awning so approved shall, to the satisfaction of Landlord, be kept clean and in good order and state of repair and appearance by and at the expense of Tenant including, whenever necessary in the judgment of Landlord, the replacement of awning coverings with materials approved by Landlord.

SECTION 30. PEST CONTROL

Tenant shall operate its business in and on the Premises in such a way that no vermin or pests will come from the Premises to other parts of the Building.

SECTION 31. PRESENT CONDITION OF PREMISES

Tenant expressly accepts the Premises in their present condition, "as is" and "where is" and without warranty of any kind or nature whatsoever, other that Landlord shall warrant that as of the delivery of the Premises to Tenant, all current electrical, plumbing, HVAC systems are in good working order, with all such building systems, warranted by Landlord for a one (1) year period from the Lease Commencement Date.

SECTION 32. CARE OF PREMISES

At its sole cost, Tenant shall maintain and preserve the Premises at all times, including but not limited to interior walls and wall coverings, floors and floor coverings, and fixtures in good order, condition and repair, reasonable wear and tear excepted. Tenant shall use the Premises and the Common Areas only in accordance with reasonable business standards and practices. Tenant will not permit or commit waste, damage, or injury to the Premises or cause any such waste, damage, or injury to the Common Areas. In addition, Tenant will at all times maintain the gas, steam, sewer and water pipes exclusively servicing the Premises up to the point at which such pipes and utility systems connect

with a main Building service (i.e., a utility system serving the Building as a whole) and become dedicated pipes serving Tenant's Premises, regardless of location in the Building, and if misuse of the utility systems by Tenant causes blockage or damage that requires repair outside Tenant's Premises to a main Building service, then Landlord may specially allocate the cost of such repair to Tenant. Tenant shall maintain all pipes and plumbing fixtures within the Premises and any such pipes and plumbing located outside of the Premises without but dedicated specifically to, Tenant's Premises (other than any pipes that run through Tenant's Premises without being used by Tenant). Tenant shall maintain all air filtration devices in good condition and repair and in a manner that does not permit smoke, fumes or odors to disturb residents, tenants, or occupants of the Building or the general public. All maintenance and repairs to be performed by Tenant shall be at Tenant's sole cost and expense. Other than as may be covered under Landlord's warranty under Section 16, Tenant shall be responsible to maintain, repair and replace the HVAC systems at its sole costs and expense during the Lease Term (including any extensions).

If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall have the right to give Tenant written notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to commence such work within five (5) days of notice (or such shorter time as Landlord may reasonably require in the case of risk of damage to persons or property) and to diligently prosecute it to completion (with Landlord entitled to define the cure period in its reasonable discretion in the case of risk of damage to persons or property), then Landlord shall have the right, at its option, and in addition to all other remedies, and without waiving Tenant's default, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly on demand. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

SECTION 33. GREASE CONTROL

Tenant shall not dispose of any grease or cooking oils except via methods and in containers approved by Landlord. Grease and cooking oils may not be disposed of through any drains. If required by Los Angeles Department of Public Health, Tenant shall install and maintain in good and clean condition the grease trap(s) to serve the Premises. In this case, Tenant shall clean out all grease traps monthly or such other frequency as designated by Landlord and shall provide evidence of such periodic maintenance acceptable to Landlord, which may include copies of current service contracts. All maintenance and repairs to be performed by Tenant shall be at Tenant's sole cost and expense. In the event Tenant fails to perform regular service to grease traps, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to commence such work within five (5) business days of notice and to diligently prosecute it to completion, then Landlord shall have the right, at its option, and in addition to all other remedies, and without waiving Tenant's default, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly on demand as Additional Rent. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing such work.

SECTION 34. ALTERATION, ADDITION AND IMPROVEMENT

Tenant may install Tenant improvements, fixtures and finishes in the Premises as Tenant deems necessary and desirable provided that Tenant: (i) obtains Landlord's prior written approval for structural matters and matters affecting building-wide systems, (ii) such improvements, fixtures and finishes comply with all governmental codes and requirements, (iii) such improvements, fixtures and finishes do not adversely affect Landlord or any other tenant, and (iv) Tenant's construction must be performed in compliance with all local governing codes and requirements. Tenant shall indemnify and hold Landlord free and harmless from any costs or claims stemming from any such Tenant improvement. All alterations, additions and improvements shall be at the sole cost and expense of Tenant and shall become the property of Landlord, remaining in and surrendered with the Premises as a part thereof at the expiration or termination of this Lease, without disturbance, molestation or injury. In performing alterations, additions or improvements, Tenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity with authority over the Premises, Tenant shall also indemnify and hold Landlord harmless from all damages, loss, liens or expenses arising out of this work.

SECTION 35. TENANT'S IMPROVEMENTS

Prior to opening its restaurant, Tenant shall make improvements to the exterior of the Premises to better the appearance of the exterior façade, to include new storefront window system, lighting, and new exterior painting in a color and scheme complimentary to the other Tenants at the Property. Tenant recognizes Landlord's interest in maintaining control and consistency of the overall design aesthetic of the entire Property. Tenant expressly acknowledges and agrees that in the event Tenant breaches the foregoing provision, Landlord in addition to its other legal remedies, shall be entitled to specific performance and other equitable relief without the necessity of proving the inadequacy of its legal remedies. Except as otherwise stated in Section 34, Tenant will obtain Landlord's approval of Tenant's drawings and specifications prior to Tenant's commencing construction of any alteration, addition or improvement on or to the Premises. Landlord's approval of plans or specifications shall not constitute an assumption of the responsibility for the accuracy or sufficiency of such plans and specifications or their compliance with applicable codes, regulations or statutes, which responsibility is solely Tenant's. All design, architectural and engineering costs of or related to any alterations, additions or improvements shall be borne by Tenant.

All structural alterations, additions and improvements shall be completed in accordance with detailed plans and specifications prepared by an architect licensed by the State of California (and approved in writing by Landlord) that have been approved in writing by Landlord. Tenant or its contractors or their representatives, agents or employees, performing construction work shall be licensed and bonded in the state of California and shall be solely responsible for obtaining any necessary permits required by governing local authorities.

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in good and workmanlike manner, by contractors duly licensed in the State of California and in compliance with all applicable laws and ordinances, regulations,, any improvements required because of the Americans with Disabilities Act, and orders of governmental authority and insurers of the Premises.

Upon completion of any alterations, additions or improvements, Tenant shall provide as-built drawings to Landlord. Landlord shall have the right to inspect work and post notices of non-responsibility.

Tenant represents and warrants to Landlord that its investor Dilip Bhavnani has irrevocably committed at least $1,000,000.00 (One Million Dollars) to fund Tenant's restaurant operation at the Premises, including Tenant's improvements, that Tenant will spend at least $850,000.00 (Eight Hundred Fifty Thousand Dollars) on its Tenant's improvements hereunderand that Tenant understands and acknowledges that such representations and warranties are a material inducement to Landlord entering into this Lease and without Tenant committing to make such Tenant improvements, Landlord would not enter into this Lease.

SECTION 36. ALTERATION OF BUILDING

If Landlord elects to perform any alteration, renovation, remodeling, repair or other building operations (collectively "**Building Operations**") at the Premises, Tenant shall permit Landlord, its agents, employees, licensees and contractors to enter and perform in the Premises such activities as are reasonably necessary to accomplish the Building Operations so long as Tenant's quiet possession of the Premises is not materially disturbed and Tenant is not otherwise materially prevented from conducting its intended business and the Permitted Uses on the Premises.

SECTION 37. DAMAGE OR DESTRUCTION

In the event the Premises is destroyed or damaged by fire, earthquake, or other casualty to such an extent to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of any such casualty and Landlord may elect either to repair or rebuild the Premises or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days of the occurrence of the casualty. If Landlord elects to repair or rebuild the Premises, during such period the Minimum Monthly Rent and all Additional Rent and other charges applicable to the Premises shall be abated in the same ratio that the portion of the Premises rendered for the time being unfit for occupancy shall bear to the Floor Area of the Premises; provided, however, Landlord shall in no event be required to repair or replace any property of Tenant. If, within one hundred eighty (180) days after Landlord has obtained all required governmental permits and has commenced restoration and repair work, Landlord has not completed the repair or rebuilding so that the Premises are available for Tenant's occupancy, Tenant may terminate the Lease by thirty (30) days written notice to Landlord given within ten (10) days of expiration of such period. Should Tenant re occupy a portion of the Premises for the purpose of conducting business during the period the restoration work is taking place and prior to the date that the Premises are made completely tenantable, or until the Landlord's termination of the Lease is effective, the Minimum Monthly Rent and all Additional Rent and other charges applicable to the Premises payable by Tenant shall be abated to that part of the Premises occupied by it. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use its best efforts to effect any such repair or restoration in such manner as not unreasonably to interfere with Tenant's occupancy.

If the Building is damaged or destroyed to such an extent that, in Landlord's opinion, it is not practical to repair or rebuild, then Landlord may, at its option, terminate this Lease by notice to Tenant within ninety (90) days of the occurrence of the casualty in which event all Minimum Monthly Rent and all Additional Rent and other charges applicable to the Premises payable by Tenant shall be abated as of the date of the damage or destruction.

SECTION 38. INDEMNITY

All personal property on the Premises shall be at the risk of Tenant. Unless arising out of or related to Landlord's gross negligence or willful misconduct or Landlord's agents, employees or contractors, Landlord and Landlord's agents, employees, and contractors shall not be liable for any damage either to person or property, sustained by Tenant or others, including, without limitation, damage caused by any of the following: defects now or hereafter occurring in the Premises or the Building, interruption of utility services (including but not limited to the loss of power, gas, water, telephone, cable or other utility service), fire, natural disaster, force majeure, or any act or neglect of other tenants or other occupants of the Premises or the Building or any other person, or the happening of any accident from whatsoever cause in or about the Building or the Building. Unless arising out of or related to Landlord's gross negligence or willful misconduct or Landlord's agents, employees or contractors, Landlord and Landlord's agents, employees and contractors, Landlord shall not be liable for any damage caused by bursting or leaking of water, gas, sewer, or steam pipes. Tenant agrees to indemnify, defend and hold Landlord and Landlord's agents, employees and contractors harmless from any and all injury, loss, claims, liability, cost or expense, or damage to any person or property arising from, related to, or in connection with the Premises unless caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Tenant agrees to indemnify, defend, and hold Landlord and Landlord's agents harmless from any and all injury, loss, claims or damage to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant, and its agents, employees and contractors. Tenant express acknowledges and agrees that its indemnification obligations hereunder shall survive termination or expiration of this Lease.

SECTION 39. INSURANCE

Tenant shall maintain at all times during the Lease Term the following coverages in the following amounts.

(A) Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Lease, (and with owned and non-owned automobile liability coverage, and builder's risk coverage covering work done by or on behalf of Tenant at the Premises, all liquor liability coverage in the event alcoholic beverages are served or sold at the Premises), for limits of liability not less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate
Personal Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate

(B) Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Alterations, including any Alterations which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises, and (iv) glass frontage which Tenant expressly acknowledges shall be its responsibility to repair or replace if damaged. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

(C) Workers' compensation insurance as required by law.

(D) Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

(E) The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under this Lease; (iii) be issued by an insurance company which is otherwise acceptable to Landlord and licensed to do business in California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that such insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required above, have deductible amounts not exceeding Five Thousand Dollars ($5,000.00). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date, annually thereafter and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such

insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice or cure periods, if any, set forth elsewhere in this Lease, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefore.

(F) Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this section, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

SECTION 40. COOKING SURFACES: FIRE INSURANCE PREMIUM

Tenant shall provide all cooking surfaces with hood, vent, filtration, and fire suppression systems that have been required and approved by local health officials and applicable building codes to issue maximum fire insurance rate credit. If by reason of any act or omission on the part of Tenant, whether or not Landlord has consented to the same, Landlord's fire insurance premium on the Building is increased, Tenant shall reimburse Landlord for the increased portion of the premium, which sum shall be Additional Rent and payable on demand.

SECTION 41. WAIVER OF SUBROGATION

Tenant hereby waives any and every claim against Landlord that arises or may arise in Tenant's favor or in favor of anyone, including any insurance company, claiming through or under Tenant (by way of subrogation or otherwise) for any loss or damage to any building, structure or tangible personal property, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, to the extent such loss or damage is covered by insurance benefiting Tenant or was required under the terms of this Lease to be covered by insurance procured by Tenant.

Landlord hereby waives any and every claim that arises or may arise in Landlord's favor or in favor of anyone, including any insurance company, claiming through or under Landlord (by way of subrogation or otherwise) for any loss or damage to any building, structure or tangible personal property, even though such loss or damage might have been occasioned by the negligence of Tenant, its agents or employees, to the extent such loss or damage is actually covered by insurance benefiting Landlord.

SECTION 42. INSOLVENCY

Landlord, Tenant (as either debtor or debtor-in- possession), any Tenant's guarantor and any appointed trustee ("**Trustee**"), agree that if a petition is filed by or against Tenant to have Tenant adjudicated a bankrupt, or if any petition for reorganization or arrangement is filed by or against Tenant (each a "**Petition**") under any chapter of Title 11 of the United States Code as it now exists or is hereafter amended (the "**Bankruptcy Code**"), the following provisions shall apply:

(A) Landlord, Tenant and Trustee hereby acknowledge that this Lease is a "lease of real property in a shopping center" for the purposes of Section 365(b)(3) of the Bankruptcy Code.

(B) Tenant, Trustee or Tenant's guarantor shall perform each and every obligation of Tenant under this Lease, including but not limited to the obligations set forth herein, when and as required under the provisions of this Lease, until such time as this Lease is terminated, rejected or assumed.

(C) Within thirty (30) days after the filing of the Petition, Tenant, Trustee or Tenant's guarantor shall provide Landlord with adequate protection for the performance of Tenant's obligations under this Lease from the date of filing until such time as this Lease is terminated, rejected, or assumed. The adequate protection shall be effected by the establishment of an escrow fund (to be held by the court or an independent escrow agent approved by Landlord and the court) in the amount at issue or by bonding.

(D) Reasonable compensation for the use and occupancy of the Premises shall be an amount equal to the sum of all Minimum Monthly Rent, all Additional Rent, and all other charges otherwise due under the provisions of this Lease, including legal fees incurred in enforcing Tenant's post-petition obligations and in obtaining relief from the stay.

(E) Tenant or Trustee shall reject or assume this Lease within sixty (60) days after the filing of a Petition under any chapter of the Bankruptcy Code.

(F) Tenant or Trustee shall give Landlord at least thirty (30) days prior written notice of any abandonment of the Premises.

(G) Tenant or Trustee shall give Landlord at least thirty (30) days prior written notice of any proceeding relating to administrative claims.

(H) If Tenant fails to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of the default and whether or not any time period for performance or cure set forth herein expires before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code, including but not limited to the application of Section 365(b)(1) and Section 365(b)(4).

(I) Neither Tenant nor Trustee may assume this Lease unless Tenant or Trustee: (1) cures or provides adequate assurance that it will promptly cure all defaults under this Lease; (2) compensates or provides adequate assurance that it will promptly compensate Landlord for any pecuniary loss (including attorneys' fees and costs incurred in enforcing Tenant's obligations) resulting from such default(s); (3) provides adequate assurance that it will fully and timely perform all of Tenant's future obligations under this Lease; and (4) satisfies any additional requirements for assumption set forth in the Bankruptcy Code, as it now exists or is hereafter amended.

(J) For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure shall mean cure within thirty (30) days after assumption.

(K) Tenant's interest in this Lease may not be assigned unless Tenant or Trustee assumes this Lease and provides Landlord with adequate assurance that the proposed assignee will fully and timely perform all of Tenant's future obligations under this Lease.

(L) For the purposes of Section 365(b)(1), Section 365(b)(3) and Section 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that: (a) Tenant, Trustee or the proposed assignee deposit an amount equal to three (3) months of Minimum Monthly Rent and three (3) months Additional Rent into an escrow fund (to be held by the court or an independent escrow agent approved by Landlord and the court) as security for such future performance; (b) the reorganized Tenant or Trustee demonstrate that it has restaurant experience in restaurants of comparable size and financial ability to operate a restaurant from the Premises in the manner contemplated by this Lease and that it meets all of Landlord's other reasonable criteria met by Tenant as of the Commencement Date; (c) the portion of the rent, if any, payable under this lease attributable to sales by Tenant will not decline substantially; ((d) the use of the Premises will be subject to all provisions of this Lease, and (e) the use of the Premises will not cause Landlord or Tenant to be in breach of any provisions set forth in any other lease or financing agreement or other agreement relating to the Premises at the time. In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (f) the assignee demonstrates that it satisfies the requirements set forth herein; (ii) the assignee pays, when due to the mortgagee, the full amount of any payments which Landlord may be obligated to make to any mortgagee as a result of such assignment, and (iii) the assignee agrees to perform fully and completely and assumes in writing any and all of Tenant's obligations relating to the Premises or this Lease, including but not limited to any obligation to pay for improvements constructed by Landlord contained in any agreement or instrument other than this Lease, if any.

(M) If Tenant or Trustee intends to assume this Lease, Tenant or Trustee shall provide Landlord with thirty (30) days prior written notice of the proposed assumption, which notice shall be separate from and in addition to any notice given to creditors generally and shall set forth any adequate assurance of prompt cure, compensation for pecuniary loss and adequate assurance of future performance to be provided to Landlord.

(N) If Tenant or Trustee intends to assign this Lease, Tenant or Trustee shall provide Landlord with thirty (30) days prior written notice of the proposed assignment, which notice shall be separate from and in addition to any notice provided to creditors generally and shall set forth: (a) the name, address, state and federal tax identification numbers, and any other federal, state or local registration numbers of the proposed assignee; (b) all of the terms and conditions of the proposed assignment; and (c) the assignee's proposed adequate assurance of future performance to be provided to Landlord.

(O) If Tenant is in default under the provisions of this Lease, Landlord shall not be required to provide Tenant or Trustee with incidental services or supplies under this Lease

before Tenant assumes this Lease unless Tenant compensates Landlord for such services and supplies as required under this Lease and before assumption.

(P) No default under this Lease by Tenant, either before or after the filing of the Petition, shall be deemed to have been waived unless specifically waived in writing by Landlord.

SECTION 43. DEFAULT AND RE ENTRY

Tenant shall be deemed to be in default immediately upon breach of any term or condition of this Lease or any other agreement between Landlord and Tenant relating to the Premises including without limitation any agreement relating to the construction of tenant improvements, whether entered into concurrently herewith, or during the term of this Lease, it being understood that timely payment and performance is of the essence herein. Tenant shall, however, have the right to cure defaults relating to payment of Rent for a period of three (3) days after delivery of written notice from Landlord describing such default, and shall have the right to cure any other default for a period of ten (10) days after written notice from Landlord describing the nature of such default (any and all notices running concurrently with, not in addition to, any statutory notice period required for termination of the tenancy). If the default is other than failure to pay Rent, and by its nature cannot be cured within ten (10) days, then Tenant shall have a total period of no more than thirty (30) days from the notice of default to cure such default; provided that Tenant commences such cure within ten (10) days of the notice of default, and thereafter diligently prosecutes such cure to completion within such 30 day period. The foregoing cure rights shall not apply to deliberate concealment or falsification of any information that Tenant is required to deliver to Landlord under this Lease, any failure to comply with the requirements of **Exhibit C** hereof, or any default or breach by Tenant that results in an imminent threat to health, public safety or property damage.

IF TENANT, RECEIVES MORE THAN FOUR (4) NOTICES OF MATERIAL DEFAULT WITHIN ANY TWELVE (12) MONTH PERIOD, UNDER ANY PROVISION OR PROVISIONS OF THIS LEASE, THEN REGARDLESS OF WHETHER SUCH PRIOR DEFAULTS HAVE BEEN TIMELY CURED, THE FOURTH SUCH MATERIAL DEFAULT (EVEN IF OF A DIFFERENT NATURE) SHALL CONSTITUTE A NON CURABLE DEFAULT AND LANDLORD SHALL BE ENTITLED TO TERMINATE THIS LEASE BY THIRTY (30) DAYS NOTICE TO TENANT.

On the date specified in a notice of termination (whether for a default that is not timely cured or for a non-curable default), the Lease Term shall terminate, whereupon Tenant shall not be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord in accordance with this Lease, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Landlord, Landlord may, at any time thereafter, recover possession of the Premises by any lawful means and remove Tenant or other occupants and their effects. Such termination of this Lease by notice, lawful entry or otherwise shall be without prejudice to any remedies which Landlord might otherwise have for arrears of Rent or for prior breach of the provisions of this Lease.

If this Lease is terminated due to default by Tenant, Tenant shall indemnify Landlord against all expenses or loss of Rent and any other payments due hereunder.

Remedies Upon Default. Upon the occurrence of any event or default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and non-exclusive, without any notice or demand whatsoever:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant, including, without limitation, any rent abatement; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "**rent**" or "**Rent**" as used in this section shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in this section **(i)** and **(ii)**, above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in this Lease. As used above **(iii)**, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Landlord also shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant,

whether or not any such notice or cure period set forth herein above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this paragraph shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefore: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of this paragraph; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of the Lease Term.

SECTION 44. INTEREST

Whenever in this Lease any sum payable to Landlord is not paid when due, the same shall, at Landlord's option, bear interest at the rate of five percent (5%) over the prime rate of interest as announced and charged by Bank of America, N.A., for short term, unsecured loans (the "**Interest Rate**"); provided that if a maximum rate of interest is ever imposed by law and the interest rate charged hereunder would otherwise exceed such maximum rate, the interest rate shall be deemed automatically reduced to the maximum rate permitted by law.

SECTION 45. EMINENT DOMAIN

If all of the Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, the Lease Term shall cease as of the date possession shall be taken by such authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such Rent as shall have been paid in advance for a period subsequent to the date of the taking of possession. If only a part of the Premises are so taken or conveyed, then the Minimum Monthly Rent shall be abated in the same proportion as the area so taken bears to the total area of the Premises prior to the taking and this Lease shall continue in full force and effect as to the portion of the Premises remaining after such taking or conveyance. If a substantial part of the Premises or a substantial part of the access thereto is taken or conveyed, Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after the extent of the partial taking is finally settled and known to both parties.

If a portion of the Building or Building is taken or conveyed, whether or not the Premises is affected, then Landlord may terminate this Lease by notice to Tenant within sixty (60) days after possession is taken by the public authority.

All compensation paid for any such taking or conveyance, whether for the whole or a part of the Premises or the Building, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such award as may, under the laws of the State of California, be expressly allocated to

Tenant's stock and trade fixtures or relocation expense, provided that such award shall be made by the court in addition to, and not result in reduction of, the award made to Landlord.

It is expressly understood and agreed that the provisions of this Section shall not be applied to any condemnation or taking for governmental occupancy for a limited period of time.

SECTION 46. KEYS

If Tenant uses locking devices other than those provided by Landlord (which shall only be allowed after review and approval of any proposed devises by Landlord), Tenant agrees to provide Landlord, at the time of the installation of such devices, with keys or the locking combination to the Premises for use by Landlord or its agent after reasonable notice to Tenant.

SECTION 47. NON WAIVER

No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE A DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH DEFAULT, INCLUDING BUT WITHOUT LIMITATION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, AND LANDLORD MAY REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

SECTION 48. ASSIGNMENT OR SUBLEASE

Tenant shall not assign, sell, convey, mortgage, pledge, or in any manner transfer its interest in this Lease or the Premises whether voluntarily or by operation of law, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized employees and other representatives) to occupy or use all or any part of the Premises (each of the foregoing, a "**Transfer**"), without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Landlord may withhold its consent for such reasons as it deems proper, in its reasonable discretion taking into account the unique nature of the Premises. Any assignment, encumbrance, or sublease or other Transfer without Landlord's consent shall be void and, at Landlord's election, shall constitute a default. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be Landlord's consent to any Transfer.

If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as

that term is defined in this **section**, received by Tenant from such Transferee. "**Transfer Premium**" shall mean all rent or additional rent payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions in connection with the Transfer.

By giving consent to any assignment, encumbrance or sublease, Landlord shall not be deemed to have waived the right to refuse to grant its consent to any further assignment, encumbrance or sublease. Tenant will reimburse Landlord, upon demand, for reasonable attorneys' fees incurred by Landlord in connection with reviewing any request for consent to an assignment, encumbrance or sublease.

(Landlord acknowledges and has agreed that Tenant intends to subdivide the Premises and operate multiple concepts within the Premises. As such, notwithstanding anything to the contrary contained in the Lease and provided that the Premises will continue to be used for the Permitted Uses, Tenant shall have the right to assign and/or sublease the Premises (or any portion thereof), without Landlord's consent ("Permitted Transfer"), to: (i) an affiliate or subsidiary of Tenant having a majority of its ownership in common with the ownership of Tenant or by Tenant's principals (including Beau Laughlin) existing as of the date of this Lease; (ii) an entity with which Tenant is merged or consolidated having a majority of its ownership in common with the ownership of Tenant or by Tenant's principals existing as of the date of this Lease; (iii) any successor in interest to Tenant as a result of any initial public offering by Tenant or an affiliate, or the sale of Tenant's or an affiliate's stock on a nationally recognized exchange; or (iv) a purchaser of all or substantially all or a material portion of the business, stock, assets, or other ownership interests of Tenant ("Permitted Transferee"). Permitted Transfers also include any initial public offering by Tenant or an affiliate, the sale of Tenant's or an affiliate's stock on a nationally recognized exchange. At least thirty (30) days prior to entry into an assignment or a sublease with a Permitted Transferee, Tenant shall provide (i) written notice of such assignment or subletting to Landlord; (ii) written documentation evidencing that the assignee or subtenant is a Permitted Transferee; and (iii) to an assignment, a written assumption agreement, duly signed by such Permitted Transferee, and as to a sublease, a true and complete copy of the fully executed sublease. In the event of a Permitted Transfer, the provisions of Section 48 and any correspondence provision contained in the Lease shall not apply. Notwithstanding anything to the contrary contained in this Lease, transfers of the membership interests in Tenant among the members of Tenant (existing as of the Rent Commencement Date) shall not constitute a transfer and shall not require Landlord's consent.

Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of this Lease. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any

applicable law for Landlord to withhold consent to any proposed transfer where one or more of the following apply: (a) In Landlord's reasonable opinion, the assignee or subtenant is of a character or reputation or engaged in a business which is not consistent with the quality of the Premises; (b) The assignee or subtenant does not intend to use the Premises for the Permitted Uses; (c) The proposed assignee or subtenant, in the reasonable opinion of Landlord, lacks the necessary or relevant business experience to successfully operate a business within the scope of Permitted Uses under this Lease or otherwise to fully perform in accordance with the terms and conditions of this Lease; or (d) In Landlord's reasonable opinion, the assignee or subtenant is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken to enable it to pay all sums becoming due under, and otherwise fully perform in accordance with, the terms and conditions of this Lease.

SECTION 49. SUCCESSORS

All of the terms, covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

SECTION 50. SUBORDINATION; FINANCIAL STATEMENTS

This Lease is and shall be subject and subordinate to all master leases, ground leases, mortgages or deeds of trust and/or other encumbrances that may now or hereafter affect this Lease or the Premises and to all renewals, modifications, replacements and extensions thereof. The provisions of this section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, whatever commercially reasonable instruments as may be required for such purposes (including any instruments required by any mortgage lender or purchaser of the Building or the Building), and in the event Tenant fails to do so within ten (10) days after demand in writing, Tenant shall be in default of this Lease. In such event, without limiting Landlord's rights and remedies under this Lease, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to execute and deliver any such instrument in the name of Tenant and in Tenant's stead.

Tenant covenants and agrees that if the estate of Landlord in the Premises is terminated by a sale, assignment, transfer, foreclosure of Landlord's interest in the Premises or by reason of a default under any underlying lease, mortgage, security instrument or otherwise, then Tenant, at the option and upon request of transferee of Landlord's interest ("**Successor Landlord**") shall (i) fully and completely attorn to and perform all the terms, covenants and conditions of this Lease on Tenant's part to be performed for such Successor Landlord with the same force and effect as if the Successor Landlord was the Landlord originally named in this Lease, or (ii) enter into a new Lease with the Successor Landlord, as Landlord, for the remaining Lease Term on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this section shall inure to the benefit of such Successor Landlord, shall

be self-operative upon the exercise of such option, and no further shall be required to give effect to these provisions. Tenant agrees to execute upon demand of any such Successor Landlord, from time to time, any instruments which may be necessary or appropriate to evidence such attornment and setting forth the terms and conditions of its tenancy. After ten (10) days written demand to Tenant and Tenant's failure to deliver such instrument, Tenant hereby constitutes and appoints Landlord or any such Successor Landlord to be Tenant's attorney in fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment or such new lease if Tenant refuses or fails to do so promptly upon request. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by the mortgagee or holder. Tenant further agrees that this Lease shall not be adversely affected in any way whatsoever by any such proceeding. Following Tenant's written request, Landlord shall request and shall use commercially reasonable efforts to obtain from the mortgage lender for the Building a subordination, non-disturbance and attornment agreement on the lender's standard form, provided that Landlord shall have no liability to Tenant in the event the mortgage lender fails to provide same upon request from Tenant, Landlord shall use its reasonable efforts, at no cost to Landlord, to endeavor to cause any current or future lien holder senior or made senior to the Lease to provide Tenant with a commercially reasonable non-disturbance agreement in form and substance reasonably acceptable to Tenant as a condition precedent to any subordination by Tenant under the Lease.

If a lender, ground lessor or master lessor requests reasonable modifications of this Lease as a condition of the obtaining, continuing or renewing of financing for which the Building or land represents collateral, in whole or in part, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this Lease.

From time to time within ten (10) days after written request therefore, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each Guarantor, if any, of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles, all then-available subsequent interim statements, any financial information required herein, and such other financial information as may reasonably be requested by Landlord or required by any existing or potential mortgage lender or purchaser of the Building or the Building. Landlord shall use commercially reasonable efforts to keep confidential all such financial statements provided to it by Tenant pursuant to this section_except that Landlord shall have the right to provide copies of such financial information to any existing or potential mortgage lender or purchaser of the Building or the Building (and their respective employees, agents and representatives) so long as the recipient is instructed to keep such information confidential.

SECTION 51. NOTICES

Any demand, request or notice which either party hereto desires or may be required to make or deliver to the other shall be in writing and shall be deemed delivered when personally delivered, or when delivered by private courier service (such as Federal Express) or two (2) days after being deposited in the United States Mail, in registered or certified form, return receipt requested, addressed to the addresses in **Sections 1(S)** and **1(T)** or such other addresses as shall have been last designated by notice in writing from one party to the other.

SECTION 52. ESTOPPEL CERTIFICATES

Within seven (7) days following any written request that Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement in form similar to the then most current Estoppel Certificate form published by the AIR Commercial Real Estate Association or an equivalent form certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Minimum Monthly Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; (e) if so requested, that Tenant will attorn to any purchaser or other party that succeeds to the interest of Landlord under this Lease; and (f) such other reasonable and pertinent factual matters as are requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. If Tenant shall fail to respond within ten (10) days of receipt of a written request by Landlord, Tenant shall be deemed to have given a certificate as above provided without modification and shall conclusively be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the consideration for Lease is as stated in this Lease and that not more than one month's Minimum Monthly Rent has been paid in advance. Failure of Tenant to timely provide any such statement shall constitute a breach by Tenant of its obligations hereunder.

SECTION 53. BROKER'S COMMISSION

Tenant is represented by Shane Won Murphy from BRC Advisors Inc and Landlord is represented by Jonah Garb of LS Realty Group. Landlord agrees to pay a commission equal to six percent (6%) of the Minimum Monthly Rent due during the first five (5) years of the initial term of the Lease and three percent (3%) of the Minimum Monthly Rent due during the last five (5) years of the lease. Said commission to be split 50/50 between Landlord's broker and Tenant's broker. The first half of the commission will be paid upon CUP/CUB activation and release of Tenant contingency. The second half of the commission will be paid upon Tenant opening for business. Landlord further agrees to hold Tenant harmless against claims by such brokers for such commissions; Tenant shall indemnify and hold Landlord free and harmless from any broker's claim other than the commissions due BRC Advisors, Inc. express set forth above. Landlord and Tenant acknowledge that they have not utilized a

broker in this transaction except for BRC Advisors Inc representing the Tenant and LS Realty Group representing the Landlord.

SECTION 54. ATTORNEYS' FEES

If in connection with any default by Tenant in the performance of any of the provisions of this Lease, Landlord employs an attorney, Tenant shall pay all reasonable costs, expenses, and attorneys' fees expended or incurred by Landlord in connection therewith. In the event of litigation between the parties hereto, declaratory or otherwise, for the enforcement of any of the covenants, terms or conditions of this Lease, the non prevailing party shall pay the cost thereof and attorneys' fees actually incurred by the prevailing party, which shall be determined and fixed by the court as part of the judgment.

SECTION 55. THIRD PARTIES

This Lease shall not create any rights in any other tenant or occupant of the Building, nor shall any lease between Landlord and any other tenant or occupant of the Building create any rights in Tenant under this Lease. No action of Landlord in enforcing or waiving any provision of any lease between Landlord and another tenant or occupant of the Building shall obligate Landlord to enforce or waive any similar provision in this Lease, nor shall any action of Landlord under this Lease obligate Landlord to take any similar action under any other lease.

SECTION 56. ENTIRE AGREEMENT

This instrument, along with any Exhibits and attachments hereto, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the Exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.

TENANT ACKNOWLEDGES AND UNDERSTANDS THAT THE LEASING GUIDELINES ADOPTED FROM TIME TO TIME BY LANDLORD DO NOT CONFER ANY RIGHTS ON TENANT, AND THAT TENANT'S RIGHTS ARE DESCRIBED EXCLUSIVELY IN THIS LEASE.

No waiver by Landlord of any of the terms, covenants or conditions of this Lease shall be effective unless in writing and signed by Landlord.

There are no oral agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof.

This Lease shall be governed by and construed in accordance with the laws of California and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, personal representatives, executors, administrators, successors and assigns.

SECTION 57. LIMITATION OF LIABILITY

Tenant agrees to look solely to Landlord's estate and interest in the Premises and the proceeds thereof are located for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant.

SECTION 58. REQUIREMENTS OF LAW

Tenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof.

SECTION 59. NUMBER AND GENDER; ADVERBS

The terms "Landlord" and "Tenant" whenever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and neuter shall include the masculine and feminine and if there be more than one, the obligations thereof shall be joint and several. The adverbs "herein", "hereunder", "hereto", "hereby", "hereinafter", etc., whenever the same shall appear herein, shall mean and refer to this Lease in its entirety and not to any specific Section or other part thereof.

SECTION 60. NO PARTNERSHIP OR JOINT VENTURE

Nothing contained herein shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venture between the parties hereto, it being understood and agreed that neither the method of computing of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

SECTION 61. GUARANTOR

Concurrent with Tenant's execution and delivery of this Lease, Tenant shall cause the Guarantor identified in **Section 1(U)** to execute and deliver to Landlord a Guaranty of Lease in the form attached as **Exhibit D** to this Lease.

(Signatures appear on the following page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

Sunset Triangle Investors, LLC, a California limited liability Company

____

By: Jake Mathews
Its: Manager

TENANT:

3705 Group, LLC, a California limited liability company

____

By: Beau Laughlin
Its: Manager